Exhibit 23(d)(2)

                        INVESTMENT SUBADVISORY AGREEMENT

     This Investment Subadvisory Agreement is made the 24th day of July, 2001 by and between Meeder Asset Management, Inc., an Ohio corporation (the "Adviser"), and CGU Fund Management, a United Kingdom corporation (the "Subadviser").

                                    RECITALS
                                    --------

     A. International Equity Portfolio, a trust organized and existing under the laws of the State of New York, is an open-end management investment company (the "Portfolio").

     B. The Portfolio is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     C. The Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     D. The Adviser has been retained by the Portfolio to provide investment advisory services to the Portfolio.

     E. The Adviser desires to retain the Subadviser to furnish it with portfolio management services in connection with the Adviser's investment advisory activities on behalf of the Portfolio, and the Subadviser is willing to furnish such services to the Adviser, in the manner and on the terms and conditions set forth herein.

     F. The Subadviser is a member of and is regulated by IMRO in the conduct of its investment business in the UK and nothing in this Agreement will exclude any liability of the Sub-adviser to the Adviser arising under the FSA 1986, or any rules or regulations made under it or the IMRO's Rules. The Subadviser's services are provided to the Adviser on the basis that the Adviser has been categorised as a Non-Private Customer pursuant to IMRO's Rules. For the avoidance of doubt, on 30 November 2001 when the Financial Services Authority ("FSA") replaces IMRO as the UK financial services regulator of the Subadviser, pursuant to the FISMA 2000, all references to IMRO and IMRO's Rules will be replaced with references to the FSA and FSA Rules, respectively, and this Investment Subadvisory Agreement will be construed mutatis mutandis.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants of the parties herein, the parties agree as follows:

                                        I

                            INVESTMENT RESPONSIBILITY
                            -------------------------

     In accordance with and subject to the Investment Advisory Agreement between the Portfolio and the Adviser, attached hereto as Exhibit A (the "Advisory Agreement"), the Adviser hereby appoints the Subadviser to perform the portfolio management services described herein for the investment and reinvestment of the Portfolio's assets, subject to the control and direction of the Adviser and the Portfolio's Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser shall provide the Adviser with such investment advice and supervision as the latter may from time to time consider necessary or appropriate for the proper supervision of the Portfolio's investment assets. The Subadviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held uninvested, subject

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always to the restrictions of the Portfolio's  Declaration of Trust and By-Laws,
as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the 1940 Act and to the Portfolio's then-current prospectus and statement of additional information. The Adviser shall provide the Subadviser with all information concerning the investment policies and restrictions of the Portfolio as the Subadviser may from time to time request or which the Portfolio deems necessary. In the event of any change in the investment policies or restrictions of the Portfolio, the Adviser will
promptly  provide  Subadviser  with  all  information   concerning  such  change
including, but not limited to, copies of all documents regarding the Portfolio filed by the Portfolio with the Securities and Exchange Commission. In
particular,   the  Subadviser  shall  (i)  continuously  review,  supervise  and administer the investment program of the Portfolio; (ii) shall monitor regularly the relevant securities for the Portfolio (all such designated securities to be as defined from time to time in the Portfolio's current prospectus and statement of additional information) to determine if adjustments are warranted and, if so, to make such adjustments on a periodic basis; (iii) shall determine, in the Subadviser's discretion, the securities to be purchased or sold or exchanged in order to keep the Portfolio in balance with its designated investment strategy;
(iv) shall determine, in the Subadviser's discretion, whether to exercise warrants or other rights with respect to the Portfolio's securities; (v) shall determine, in the Subadviser's discretion, whether the merit of an investment has been substantially impaired by extraordinary events or financial conditions, thereby warranting the removal of such securities from the Portfolio; (vi) shall provide the Portfolio with records concerning the Subadviser's activities which the Portfolio is required to maintain by law; and (vii) shall render regular reports to the Portfolio's officers and Trustees concerning the Subadviser's discharge of the foregoing responsibilities. The Subadviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Portfolio's securities shall be exercised. The Subadviser shall take, on behalf of the Portfolio, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio's account with brokers or dealers selected by it, and to that end the Subadviser is authorized as the agent of the Portfolio to give instructions to the custodian of the Portfolio as to deliveries of securities and payments of cash for the account of the Portfolio. In connection with the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed to seek for the Portfolio, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Subadviser or the Portfolio, subject to any applicable laws, rules and regulations.

                                       II

                             ALLOCATION OF EXPENSES
                             ----------------------

     The Subadviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section I above. It is understood that the Portfolio will pay all of its own expenses including, without limitation, its share of compensation and out-of-pocket expenses of Trustees of the Portfolio not "affiliated" with the Subadviser or the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment

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Company Institute  allocable to the Portfolio;  fees and expenses of independent auditors and legal counsel; expenses of preparing reports to governmental officers and commissions; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of interests of the Portfolio.

                                       III

                                  COMPENSATION
                                  ------------

     For the services to be rendered by the Subadviser hereunder, the Adviser shall pay to the Subadviser an annual investment subadvisory fee, computed and paid monthly, in an amount equal to 100% of the investment advisory fees received by the Adviser under the Advisory Agreement with regard to the first $10 million of average net assets of the Portfolio, 30% of such advisory fees received by the Adviser with regard to the next $10 million of average net assets of the Portfolio and 65% of such advisory fees received by the Adviser with regard to average net assets of the Portfolio greater than $20 million.

                                       IV

                           COVENANTS OF THE SUBADVISER
                           ---------------------------

     The Subadviser agrees that it will not deal with itself, or with the Board of Trustees of the Portfolio or the Adviser in making purchases or sales of securities or other property for the account of the Portfolio, and except as permitted by the 1940 Act, will not take a long or short position in the interests of the Portfolio except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current prospectus and statement of additional information of the Portfolio relative to the Subadviser, Adviser and the Portfolio's Trustees and officers. The Adviser will provide the Subadviser with the names of all related parties of the Board of Trustees of the Portfolio or the Adviser with whom the Subadviser may not deal. In the event of any change in these related parties, the Adviser will promptly notify the Subadviser.

                                        V

                    LIMITATION OF LIABILITY OF THE SUBADVISER
                    -----------------------------------------

     The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security, in accordance with the then current prospectus and statement of additional information of the Portfolio). As used in this Section V, the term "Subadviser" shall include Directors, officers and employees of the Subadviser as well as that corporation itself.

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                                       VI

                          ACTIVITIES OF THE SUBADVISER
                          ----------------------------

     The services of the Subadviser to the Adviser are not to be deemed to be exclusive, the Subadviser being free to render investment advisory and/or other services to others. It is understood that Trustees, officers and employees of the Portfolio and holders of interests of the Portfolio are or may be or may become interested in the Subadviser, as Directors, officers, employees, shareholders or otherwise and that Directors, officers and employees of the Subadviser are or may become similarly interested in the Portfolio.

                                       VII

                            DURATION AND TERMINATION
                            ------------------------

     A. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, except as otherwise provided below, shall remain in effect for a period of two years.

     B. This Agreement may be terminated immediately by the Adviser, by the Trustees of the Portfolio or by the "vote of a majority of the outstanding voting securities" of the Portfolio upon the occurrence of any of the following events:

          (1) the continuance of this Agreement after such two-year term is not "specifically approved at least annually" (a) by the vote of a majority of the Trustees who are not "interested persons" of the Portfolio or of the Subadviser or the Adviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Portfolio or by "vote of a majority of the outstanding voting securities" of the Portfolio. However, if the shareholders of the Portfolio fail to approve this Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder;

          (2)  a material breach of this Agreement by the Subadviser;

          (3)  the   falsity  in  any   material   respect   of  any   warranty,
representation or statement made by or on behalf of the Subadviser in connection with this Agreement;

          (4)  there is an "assignment" of this Agreement;

          (5) the Subadviser fails to achieve and maintain the performance standard to be mutually agreed upon and specified in writing by the Adviser and the Subadviser as specified in Section VIII hereof; or

          (6)  the Advisory Agreement is terminated or not renewed.

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     C.   This  Agreement may be  terminated at any time by the Adviser,  by the
Trustees of the Portfolio or by the "vote of a majority of the outstanding voting securities" of the Portfolio, upon at least 60 days written notice to the Subadviser.

     D. This Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Portfolio and by vote of a majority of the Board of Trustees of the Portfolio who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     E. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder.

     F. This Agreement may be terminated at any time by the Subadviser, without the payment of any penalty, upon at least 60 days written notice to the Adviser.

     G. This Agreement may be terminated immediately by the Subadviser upon the occurrence of any of the following:

          (i)  a material breach of this agreement by the Adviser; or

          (ii) the   falsity  in  any   material   respect   of  any   warranty,
               representation or statement made by or on behalf of the Adviser in connection with this Agreement.

                                      VIII

                                   PERFORMANCE
                                   -----------

     The Adviser and the Subadviser shall negotiate in good faith and use their best efforts to agree on a performance standard against which the Subadviser's investment performance shall be measured. The performance standard to be agreed upon by the Adviser and the Subadviser shall be specified in writing and shall be attached hereto and incorporated by reference herein as Exhibit B.

                                       IX

                                  MISCELLANEOUS
                                  -------------

     Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Portfolio are the property of the Portfolio and will be surrendered promptly to the Portfolio on request.

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     The holders of the record  interests,  Trustees,  officers,  employees  and agents of the Portfolio shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the law of Ohio without reference to its choice of law rules.

     This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

     This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

     If there are any conflicts between the provisions of this Agreement and the provisions of the 1940 Act or the regulations promulgated thereunder, the provisions of the 1940 Act and such regulations shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MEEDER ASSET MANAGEMENT, INC.

                                        By: /s/ Wesley F. Hoag
                                            ------------------------------
                                        Its: Vice President
                                             -----------------------------

                                        CGU FUND MANAGEMENT

                                        By: /s/ Michael J. Sparkes
                                            ------------------------------
                                        Its: Head of International Sales
                                             -----------------------------

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